Exhibit 10.1

REIMBURSEMENT AGREEMENT

dated as of July 8, 2014,

between

REG GEISMAR, LLC

and

BANK OF AMERICA, N.A.

relating to:

$100,000,000.00

Louisiana Public Facilities Authority

Revenue Bonds

(Dynamic Fuels, LLC Project)

Series 2008

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Section 8.14.	Waiver of Jury Trial	34
Section 8.15.	No Advisory or Fiduciary Relationship	34
Section 8.16.	Electronic Execution of Certain Documents	34
Section 8.17.	USA Patriot Act	34
Section 8.18.	Time of the Essence	35
Section 8.19.	Further Assurances	35
Section 8.20.	No Third-Party Rights	35

SCHEDULE 8.02	Notices

APPENDIX I	Form of Irrevocable Transferable Letter of Credit

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REIMBURSEMENT AGREEMENT

This Reimbursement Agreement dated as of July 8, 2014 (as amended, modified or restated from time to time, this “Agreement”), is between REG Geismar, LLC, a Delaware limited liability company f/k/a Dynamic Fuels, LLC (the “Company”) and Bank of America, N.A. (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Company desires to secure a source of funds to be devoted exclusively to the payment by the Bond Trustee, when and as due, of the principal of or portion of the purchase price corresponding to the principal of the Bonds and interest on the Bonds, and has applied to the Bank for the issuance by the Bank of the Letter of Credit in the original stated amount of $101,315,069;

WHEREAS, the Letter of Credit will constitute a Substitute Credit Facility, as defined in the Bond Indenture, issued pursuant to the provisions of Section 4.04 of the Loan Agreement;

WHEREAS, the Bank has agreed to issue the Letter of Credit in the following manner and subject to the following terms and conditions. Accordingly, the Company and the Bank hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. In addition to the terms defined in the Bond Indenture, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. A Person shall be deemed to control another Person for the purposes of this definition if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Audited Financial Statements” means the audited consolidated balance sheet of REGI for the fiscal year ended December 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of REGI including the notes thereto.

“Authorized Representative” means any person authorized from time to time in writing by the Company, or its successors and assigns, to perform a designated act or execute a designated document.

“Bank” means Bank of America, N.A., and its successors and assigns.

“Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the greatest of (i) the Prime Rate in effect at such time, (ii) the Federal Funds Rate in effect at such time plus one and one-half percent (1.50%) and (iii) the LIBOR Rate in effect at such time plus two percent (2.00%).

“Bond Indenture” means the Indenture of Trust dated as of October 1, 2008 by and between the Bond Trustee and the Issuer, as modified, amended or supplemented from time to time.

“Bond Trustee” means The Bank of New York Mellon Trust Company, N.A., or a successor trustee appointed pursuant to the terms of the Bond Indenture.

“Bonds” means the $100,000,000 aggregate principal amount of Louisiana Public Facilities Authority Revenue Bonds (Dynamic Fuels, LLC Project) Series 2008.

“Business Day” shall have the same meaning herein as in the Letter of Credit.

“Cash Collateral” means collateral for the Obligations in the form of cash or cash equivalents maintained by REGC with the Bank in an amount not less than the available amount to be drawn under the Letter of Credit plus, without duplication, the principal amount of Pledged Bonds.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall have the meaning specified in Section 4.01(a) hereof.

“Code” means the Internal Revenue Code of 1986.

“Collateral” shall mean the Pledged Bond Collateral and the Cash Collateral.

“Conversion Date” means the date on which the interest rate borne by the Bonds is converted to a rate other than the Daily Rate or the Weekly Rate.

“Daily Rate” has the meaning set forth in the Bond Indenture.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures,

notes, loan agreements or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (d) the capitalized portion of a capital lease that would appear on a balance sheet of such Person as lessee under capital leases in accordance with GAAP, (e) all Debt (excluding prepaid interest thereon) of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person, (f) all guarantees by such Person of Debt of other Persons, (g) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments and (h) all net obligations of such Person under any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing)

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, for any day, a rate of interest per annum equal to the sum of the Base Rate in effect on such day plus two percent (2.00%).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive embargo or country-wide Sanction.

“Event of Default” with respect to this Agreement has the meaning set forth in Section 7.01 of this Agreement and, with respect to any Related Document, has the meaning assigned therein.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Bank on such day on such transactions as determined by the Bank.

“Fee Letter” means that certain Fee Letter dated the Closing Date between the Bank and the Company.

“Fiscal Year” means the twelve-month period from January 1 through the following December 31.

“FRB” means the Board of Governors of the Federal Reserve System of the United States, together with any successors thereof.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States and applicable to entities such as the Company.

“Governmental Approval” means an authorization, consent, approval, license, or exemption of, registration or filing with, or report to any Governmental Authority.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indemnitee” has the meaning set forth in Section 8.04 hereof.

“Ineligible Bonds” means Pledged Bonds, or Bonds bearing interest at a rate other than the Daily Rate or the Weekly Rate.

“Interest Payment Date” shall have the same meaning herein as in the Bond Indenture.

“Issuer” means the Louisiana Public Facilities Authority.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Letter of Credit” means the direct pay letter of credit supporting the Bonds issued by the Bank for the account of the Company in favor of the Bond Trustee pursuant to this Agreement in the form of Appendix I hereto with appropriate insertions, as amended from time to time.

“Letter of Credit Fees” shall have the meaning specified in the Fee Letter.

“LIBOR Rate” means, for any interest calculation with respect to clause (iii) of the definition of Base Rate for any date, the rate per annum equal to the London Interbank Offered

Rate, or a comparable or successor rate which rate is approved by the Bank, as published on the applicable Reuters screen page (or other commercially available source providing such quotations as may be designated by the Bank from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Bank in connection herewith, the approved rate shall be applied in a manner consistent with market practice.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity Advance” shall have the meaning specified in Section 2.03(a) hereof.

“Liquidity Drawing” means a drawing under the Letter of Credit to pay the purchase price of and accrued interest on Bonds tendered to purchase that have not been successfully remarketed or for which the purchase price has not been received by the Bond Trustee.

“Loan Agreement” means the Loan Agreement dated as of October 8, 2008 by and between the Issuer and the Company, as modified, amended or supplemented from time to time.

“London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Stock” has the meaning ascribed to such term in Regulation U promulgated by the FRB, as now and hereafter from time to time in effect.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) of the Company; (b) a material impairment of the ability of the Company to perform its obligations under any Related Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Related Document to which it is a party or the rights, security, interests or remedies of the Bank hereunder or under any other Related Document.

“Maximum Rate” means the maximum rate of interest on the relevant obligation permitted by applicable law.

“Obligations” means the Letter of Credit Fees, the Reimbursement Obligations and all other obligations of the Company to the Bank arising under or in relation to (i) this Agreement or (ii) any other Related Document.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Official Statement” means the Official Statement dated October 21, 2008 as supplemented by Supplement dated June 30, 2014, relating to the Bonds.

“Organization Documents” means, with respect to the Company and REGC, the certificate or articles of formation or organization and operating agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Outstanding” shall have the same meaning herein as in the Bond Indenture.

“Owner” shall have the same meaning herein as the term “Owner” has in the Bond Indenture.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“Permit” means any permit, approval, authorization, certification, license, variance, accreditation or permission required from a Governmental Authority under an applicable law or any accrediting organization.

“Person” means any natural person, Company, limited liability company, trust, joint venture, association, partnership, Governmental Authority or other entity.

“Pledged Bonds” means the Bonds or beneficial interests therein which have been purchased with the proceeds of drawings under the Letter of Credit pursuant to Section 4.03(b) of the Bond Indenture and which have not been purchased by a Person as a result of a remarketing of such Bonds pursuant to the Remarketing Agreement and the Bond Indenture

“Pledged Bond Collateral” shall have the meaning such term is given in Section 2.03(d).

“Prime Rate” means on any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank as its “prime rate.” The “prime rate” is a rate set by the Bank based upon various factors including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

“Recipient” means the Bank or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder.

“REGC” means REG Capital, LLC, an Iowa limited liability company.

“REGI” means Renewable Energy Group, Inc.

“Reimbursement Obligations” means, collectively, any and all obligations of the Company to reimburse the Bank for any drawings under the Letter of Credit and all obligations to repay the Bank for any Liquidity Advance, including in each instance all interest accrued thereon.

“Related Documents” means this Agreement, the Bond Indenture, the Loan Agreement, the Bonds, the Bond Purchase Agreement, the Remarketing Agreement, the Letter of Credit, the Fee Letter, the Security Agreement, and any other documents related to any of the foregoing or executed in connection therewith, and any and all future renewals and extensions or restatements of, or amendments or supplements to, any of the foregoing permitted hereunder and thereunder.

“Related Parties” means, with respect to any Person, such Person’s directors, officers, employees and agents.

“Remarketing Agent” means SunTrust Robinson Humphrey, Inc., its successors or assigns.

“Remarketing Agreement” means each Remarketing Agreement, dated as of October 1, 2008 between the Remarketing Agent and the Company, including any supplement thereto or amendment thereof entered between the Company and the Remarketing Agent.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union (not to include those protecting against the effects of extraterritorial sanctions by other nations), Her Majesty’s Treasury or other relevant sanctions authority of OECD member countries.

“Security Agreement” means the Security Agreement (Deposit Account/Certificate of Deposit) of even date herewith executed by REGC in favor of the Bank pursuant to which REGC conveys a first-priority perfected security interest in the Cash Collateral to the Bank as collateral security for the Obligations.

“Solvent” means, with respect to any Person, that as of the date of determination (without duplication) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the Person is able to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured in the ordinary course of business; (c) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“State” means the State of New York.

“Stated Expiration Date” shall have the same meaning herein as in the Letter of Credit.

“Substitute Credit Facility” has the meaning set forth in the Bond Indenture.

“Weekly Rate” has the meaning set forth in the Bond Indenture.

Other Interpretive Provisions. With reference to this Agreement and each other Related Document, unless otherwise specified herein or in such other Related Document:

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Related Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Related Document, shall be construed to refer to such Related Document in its entirety and not to any particular provision thereof, (iv) all references in a Related Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Related Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(a) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(b) Section headings herein and in the other Related Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Related Document.

Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

LETTER OF CREDIT

Section 2.01. Issuance of the Letter of Credit. Upon the terms, subject to the conditions and relying upon the representations and warranties set forth in this Agreement or incorporated herein by reference, the Bank agrees to issue the Letter of Credit (substantially in the form of Appendix I hereto). The Letter of Credit shall be in the original stated amount of $101,315,069, which is the sum of (i) the principal amount of the Bonds outstanding on the Closing Date, plus (ii) interest thereon computed at 12% per annum for a period of 40 days (on the basis of a 365 day year).

Section 2.02. Letter of Credit Drawings. The Bond Trustee is authorized to make drawings under the Letter of Credit in accordance with the terms thereof. No drawing shall be made under the Letter of Credit for the payment of principal of or interest on Ineligible Bonds. The Company hereby directs the Bank to make payments under the Letter of Credit in the manner therein provided. The Company, hereby irrevocably approves reductions and reinstatements of the Principal Component and the Interest Component (as each term is defined in the Letter of Credit) of the Letter of Credit as provided in the Letter of Credit.

Section 2.03. Reimbursement of Liquidity Drawings under the Letter of Credit; Mandatory Redemption; Interest.

(a) Each Liquidity Drawing paid under the Letter of Credit shall, at the time of drawing, constitute an advance (“Liquidity Advance”) to the Company. The Company promises to pay to the Bank the portion of each Liquidity Advance representing the interest component of the purchase price of the Bonds (or a pro rata portion thereof in the event of a partial remarketing or purchase of such Bonds on the date specified in (iv) below), including interest thereon, on the earlier of (i) subject to Section 2.03(b) hereof, the 30th day following the date such Liquidity Advance is made, (ii) the Conversion Date, (iii) the date on which the Bonds purchased in connection with such Liquidity Drawing are redeemed pursuant to the Bond Indenture, (iv) the date on which such Bonds, or portions thereof, are remarketed by the Remarketing Agent on behalf of the Company or purchased by the Company or otherwise sold at the direction of the Bank, (v) the regularly scheduled Interest Payment Date for the Bonds next succeeding the date on which such Liquidity Advance was made and (vi) the date on which the Letter of Credit is replaced by a Substitute Credit Facility in accordance with the terms of Section 2.07 hereof. The Company promises to pay to the Bank the portion of each Liquidity Advance representing the principal component of the purchase price of the Bonds (or a pro rata portion thereof in the event of a partial remarketing or purchase of Bonds on the date specified in (iv) below), including interest thereon (in accordance with the immediately preceding sentence), on the earlier of (i) subject to Section 2.03(b) hereof, the 30th day following the date such Liquidity Advance is made, (ii) the Conversion Date, (iii) the date on which the Bonds purchased in connection with such Liquidity Drawing are redeemed pursuant to the Bond Indenture, (iv) the date on which such Bonds, or portions thereof, are remarketed or purchased by the Company, or otherwise sold at the direction of the Bank, or (v) the date on which the Letter of Credit is replaced by a Substitute

Credit Facility in accordance with the terms of Section 2.07 hereof. The Company promises to pay to the Bank interest on the unpaid principal amount of each Liquidity Advance from the date such Liquidity Advance is made until such Liquidity Advance is paid in full as provided herein, at a rate per annum equal to the Base Rate from time to time in effect, payable in arrears. Such interest shall be payable monthly on the first day of each calendar month (and if such day is not a Business Day or the next succeeding Business Day) and on the date on which such Liquidity Advance is payable in full as provided herein. Any Liquidity Advance not paid when due shall, at the option of the Bank, bear interest at the Default Rate.

(b) Any Liquidity Advance created pursuant to paragraph (a) above may be prepaid in whole or in part at any time without premium or penalty on any Business Day.

(c) During such time as the Bonds constitute Pledged Bonds, the Bank shall have all of the rights granted to an Owner under the Bond Indenture and such additional rights as may be granted to the Bank hereunder. The obligation of the Company to pay each Liquidity Advance shall be satisfied by the payments of principal and interest on the Bonds which were delivered in respect of such Liquidity Advance, according to their terms, the terms of the Bond Indenture, and the terms hereof. To the extent the Bank (or a custodian on behalf of the Bank) actually receives payment in respect of principal of or interest on any Bond held by the Bank, including pursuant to subsection (a) above or subsection (d) below, the Liquidity Advance made in connection with the purchase of such Bond shall be deemed to have been reduced pro tanto, with the Bank crediting any interest payment on the Bond received by the Bank (or a custodian on behalf of the Bank) first to the payment of interest on such Liquidity Advance and then to the payment of principal thereof and crediting any principal repayment received to the principal thereof.

(d) As collateral security for the prompt and complete payment when due of all Obligations, the Company hereby pledges, assigns, hypothecates, transfers and delivers to the Bank all its right, title and interest to, and hereby grants to the Bank a first lien on, and security interest in, all right, title and interest of the Company in and to the following (the “Pledged Bond Collateral”):

(i) all Pledged Bonds;

(ii) all income, earnings, profits, interest, premium or other payments in whatever form in respect of the Pledged Bonds;

(iii) all proceeds (cash and non-cash) arising out of the sale, exchange, collection, enforcement or other disposition of all or any portion of the Pledged Bonds;

The Company, covenants that the pledge, assignment and taking of “control” of the Pledged Bonds (within the meaning of Section 8-106(d) of the Uniform Commercial Code) will create a valid, perfected (to the extent such Pledged Bonds constitute “security entitlements” as defined in the Uniform Commercial Code), first priority security interest in all right, title or interest of the Company in or to such Collateral, and the proceeds thereof, subject to no prior Lien. Upon the occurrence of any Event of Default, in addition to the rights and remedies granted to the Bank hereunder, the Bank shall have with regard to the Pledged Bond Collateral all rights and remedies of a secured party under the applicable Uniform Commercial Code. Upon (a) the remarketing of any Pledged Bonds, (b) the receipt by the Bank of the proceeds of such remarketing, and (c) the delivery by the Bond Trustee to the Bank of a Reinstatement Certificate in the form of Exhibit E to the Letter of Credit with respect to such remarketing, Pledged Bonds in an aggregate principal amount equal to the lesser of the following shall automatically be released from the foregoing pledge and security interest: (i) the amount shown in paragraph 3 of such Reinstatement Certificate as representing principal amount of proceeds of the sale of remarketed Pledged Bonds, and (ii) the amount shown in paragraph 2 of such Reinstatement Certificate as representing principal of the purchase price of Bonds which became Pledged Bonds. At such time as the Company reimburses the Bank under hereunder for the full amount of Liquidity Advances to purchase Pledged Bonds, together with all accrued interest thereon payable in accordance with the terms hereof, the Bank shall provide such instructions to the Bond Trustee and take such steps as may be reasonably requested by the Company to cause such Pledged Bonds to be transferred to the Company, whether through registration by the Bond Trustee in the name of the Company or through the book-entry system.

Section 2.04. Reimbursement of Drawings Other than Liquidity Drawings Creating Liquidity Advances under the Letter of Credit. The Company agrees to immediately reimburse (or cause to be immediately reimbursed) the Bank for the full amount of any drawings made under the Letter of Credit, excluding Liquidity Drawings, on the date of payment of each such drawing. If the Company does not make such reimbursement on such date, the Reimbursement Obligation of the Company shall, at the option of the Bank, bear interest at the Default Rate, payable on demand; provided, however, that in no event shall the Default Rate exceed the Maximum Rate.

Section 2.05. Fees. The Company hereby agrees to perform the obligations provided for in the Fee Letter, including, the payment of any and all fees provided for therein. The terms of the Fee Letter are incorporated by reference herein.

Section 2.06. Method of Payment, Etc. All payments to be made by the Company under this Agreement shall be made to the Bank not later than 2:00 p.m. on the date when due and shall be made in lawful money of the United States of America and in immediately available funds.

Section 2.07. Substitute Letter of Credit. The Company agrees that any termination of the Letter of Credit as a result of the provision of any Substitute Credit Facility will require, as a condition thereto, that the Company or the issuer of any Substitute Credit Facility will provide funds on the date of such termination or provision, which funds will be sufficient to pay in full at the time of termination of such Letter of Credit all Obligations due and owing to the Bank hereunder.

Section 2.08. Computation of Fees and Interest; Default Rate.

(a) All computations of fees payable under this Agreement shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. All computations of interest payable under the Agreement shall be computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed. Interest and fees shall accrue during each period during which interest or fees, as applicable, is computed from and including the first day thereof to but excluding the last day thereof. Each determination by the Bank of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If any amount payable by the Company hereunder or under the Fee Letter is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter, at the option of the Bank, bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.

Section 2.09. Payment Due on Non-Business Day to Be Made on Next Business Day. If any sum becomes payable pursuant to this Agreement on a day which is not a Business Day, the date for payment thereof shall be extended, without penalty, to the next succeeding Business Day, and such extended time shall be included in the computation of interest and fees.

Section 2.10. Source of Funds. All payments made by the Bank pursuant to the Letter of Credit shall be made from funds of the Bank and not from any other Person.

Section 2.11. Evidence of Debt. The Reimbursement Obligations shall be evidenced by one or more accounts or records maintained by the Bank in the ordinary course of business. The accounts or records maintained by the Bank shall be conclusive absent manifest error of the amount of the Reimbursement Obligations owing by the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations.

Section 2.12. Extension of Stated Expiration Date. The Stated Expiration Date may be extended by the Bank, at its option and in its sole discretion, for an additional period acceptable to the Bank, upon the written request of the Company received by the Bank no earlier than one hundred eighty (180) days and no later than sixty (60) days prior to the Stated Expiration Date then in effect. If the Bank, in its sole discretion, elects to extend the Stated Expiration Date, the Bank shall deliver to the Bond Trustee a Notice of Extension (herein referred to as a “Notice of Extension”) within thirty (30) days following the receipt of such written request designating the date to which the Stated Expiration Date is being extended. Failure to deliver a Notice of Extension by the Bank within such thirty (30) day period shall be deemed to be a decision by the Bank not to extend the Stated Expiration Date. Subject to the last sentence of this Section, such extension of the Stated Expiration Date shall be effective, immediately upon receipt of such Notice of Extension and thereafter all references in this Agreement to the Stated Expiration Date shall be deemed to be references to the date designated as such in the most recent Notice of Extension delivered to the Bond Trustee. Any date to which the Stated Expiration Date has been extended in accordance with this Section 2.12 may be further extended in like manner.

Section 2.13. Amendments upon Extension. Upon any extension of the Stated Expiration Date pursuant to Section 2.12 hereof, the Bank and the Company reserve the right to renegotiate any provision hereof; provided, however, any amendments reflecting such renegotiation shall be subject to the provisions of Section 8.01 hereof.

ARTICLE III

TAXES AND YIELD PROTECTION

Section 3.01. Taxes. If any payments to the Bank under this Agreement are made from outside the United States, the Company will not deduct any foreign taxes from any payments it makes to the Bank. If any such taxes are imposed on any such payments made by the Company (including payments under this paragraph), the Company will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Company will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within thirty (30) days after the due date.

Section 3.02. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Bank;

(ii) subject any Recipient to any taxes (other than on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto); or

(iii) impose on the Bank or the London interbank market any other condition, cost or expense affecting this Agreement, the Fee Letter or the Letter of Credit or any participation therein;

and the result of any of the foregoing shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank hereunder (whether of principal, interest or any other amount) then, upon request of the Bank, the Company will pay to the Bank such additional amount or amounts as will compensate the Bank for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If the Bank determines that any Change in Law affecting the Bank or the Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Bank’s capital or on the capital of the Bank’s holding company, if any, as a consequence of this Agreement, the Fee Letter or the Letter of Credit issued by the Bank, to a level below that which the Bank or the Bank’s holding company could have achieved but for such Change in Law (taking into consideration the Bank’s policies and the policies of the Bank’s holding company with respect to capital adequacy), then from time to time the Company will pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of the Bank setting forth the amount or amounts necessary to compensate the Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay the Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of the Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Bank’s right to demand such compensation; provided that the Company shall not be required to compensate the Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that the Bank notifies the Company of the Change in Law giving rise to such increased costs or reductions and of the Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Mitigation Obligation. If the Bank requests compensation under this Section 3.02, or requires the Company to pay any additional amounts to pursuant to Section 3.01, then at the request of the Company the Bank shall use reasonable efforts to designate a different lending office for booking the Obligations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.02 as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject the Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by the Bank in connection with any such designation or assignment.

Section 3.03. Survival. All of the Company’s obligations under this Article III shall survive the termination of this Agreement, the cancellation of the Letter of Credit and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01. Conditions Precedent to Issuance of the Letter of Credit. As conditions precedent to the obligation of the Bank to issue the Letter of Credit:

(a) the Company shall provide to the Bank on the date of the issuance of the Letter of Credit (the “Closing Date”), in form and substance satisfactory to the Bank and its counsel:

(i) a written opinion of counsel to the Company and REGC, dated the Closing Date, with respect to matters as the Bank may reasonably request;

(ii) the written opinions of Foley & Judell, L.L.P., bond counsel, dated the Closing Date, covering such matters as the Bank may reasonably request;

(iii) certificates, signed by a duly authorized officers of the Company and REGC, dated the Closing Date, with respect to such matters as the Bank may reasonably require;

(iv) executed originals of this Agreement, the Security Agreement and the Fee Letter and certified copies of the other Related Documents;

(v) evidence of due authorization, execution and delivery by the parties thereto of the Related Documents to be executed by the Company and REGC on the Closing Date, which Related Documents shall be in form and substance satisfactory to the Bank and its special counsel;

(vi) a copy of resolutions of the members of the Company and REGC, certified as of the date of the Letter of Credit by an Authorized Officer authorizing, among other things, the execution, delivery and performance by the Company of this Agreement and the Company and REGC of the other Related Documents or amendments thereto required to be executed and delivered on the Closing Date and with respect the resolutions of the Company, authorizing the Company to obtain the issuance of the Letter of Credit;

(vii) the articles of organization, operating agreement or other similar organizational documents of the Company and REGC, certified to be in full force and effect as of a date not more than thirty (30) days preceding the Closing Date by an appropriate official of the applicable jurisdiction of organization of the Company and REGC and certified by an Authorized Representative to be in full force and effect on the Closing Date;

(viii) certificates issued by an appropriate official of the Company’s and REGC’s jurisdiction of organization, issued no more than thirty (30) days preceding the Closing Date, stating that the Company and REGC is in good standing in such jurisdiction;

(ix) the Bank shall have determined (in its sole discretion) that no material adverse change in the ratings, financial condition, business, assets, liabilities or prospects of REGI shall have occurred since December 31, 2013, except as disclosed in writing by the Company to the Bank prior to the Closing Date or as disclosed in the Official Statement, which would be reasonably likely to result in a Material Adverse Effect;

(x) the Bank shall have received copies of the Audited Financial Statements;

(xi) the Cash Collateral shall have been deposited, or invested in a certificate of deposit, with the Bank;

(xii) such other documents, certificates and opinions as the Bank or its special counsel may reasonably request that are reasonably related to the foregoing;

(b) the Bank shall have received from the Company the fees payable pursuant to the Fee Letter;

(c) no law, regulation, ruling or other action of the United States, the State or the State of New York or any political subdivision or authority therein or thereof shall be in effect or shall have occurred, the effect of which would be to prevent the Bank from fulfilling its obligations under this Agreement; and

(d) all legal requirements provided herein incident to the execution, delivery and performance of the Related Documents, and the transactions contemplated thereby, shall be reasonably satisfactory to the Bank and its special counsel.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants as of the Closing Date (and such representations and warranties shall also be deemed to be remade at the time of each drawing under the Letter of Credit) to the Bank as follows:

Section 5.01. Existence and Power; Tax Status. The Company (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware (b) has the power and authority to own or lease its properties and to carry on its businesses as now being conducted and as currently contemplated to be conducted hereafter and (c) is duly qualified to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transactions of any material portion of its business (as now conducted and as currently contemplated to be conducted) makes such qualification necessary, except in each case referred to clause (b) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Due Authorization. (a) The Company has the limited liability power, and has taken all necessary limited liability company action to authorize the Related Documents to which it is a party and to execute, deliver and perform its obligations under this Agreement and each of the other Related Documents to which it is a party in accordance with their respective terms. The Company has approved the form of the Bonds and the Bond Indenture.

(b) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority on the part of the Company is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any of this Agreement or any other Related Document to which the Company is a party other than (i) those that have already been obtained and are in full force and effect, (ii) filings to perfect the Liens of the Bank in the Collateral and (iii) after the Closing Date, such permits, licenses, authorizations, approvals and entitlements that are required for the lawful conduct of the Company’s business, each of which shall be obtained on or before the date on which it is required to be obtained where the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 5.03. Valid and Binding Obligations. This Agreement has been duly executed and delivered by one or more duly authorized officers of the Company, and each of the Related Documents to which the Company is a party, when executed and delivered by the Company will be, a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (a) the effect of any applicable Debtor Relief Laws generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.04. Noncontravention. The execution, delivery and performance of this Agreement by the Company and each of the other Related Documents to which the Company is a party in accordance with their respective terms do not (i) contravene the Company’s certificate of formation or limited liability company agreement, (ii) require any consent or approval of any material creditor of the Company, (iii) violate in any material respect any Laws (including, Regulations T, U or X of the FRB, or any successor regulations), (iv) conflict with, result in a breach of or constitute a default under any contract to which the Company is a party or by which it or any of its respective Property may be bound or (v) result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by the Company except such Liens, if any, expressly created by any Related Document.

Section 5.05. Compliance with Laws. The Company is in compliance in all material respects with the requirements of all Laws applicable to it and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 5.06. Pending Litigation and Other Proceedings. There is no action, suit or proceeding pending in any court, any other governmental authority with jurisdiction over the Company or any arbitration in which service of process has been completed against the Company or, to the knowledge of the Company, any other action, suit or proceeding pending or threatened in any court, any other governmental authority with jurisdiction over the Company or any arbitrator, in either case against the Company or any of its properties or revenues, or any of the Related Documents to which it is a party, which is reasonably likely to result in a Material Adverse Effect, except any action, suit or proceeding as to which the Bank has received an opinion of counsel satisfactory to the Bank, in form and substance satisfactory to the Bank and the Bank’s legal counsel, to the effect that such action, suit or proceeding is without substantial merit.

Section 5.07. Financial Statements. The Audited Financial Statements fairly present in all material respects the consolidated financial condition of REGI as of such dates and the results of its operations for the periods then ended in conformity with GAAP, except as otherwise noted

therein. Since the date of the Audited Financial Statements, there has been no material adverse change in the financial condition or operations of REGI or the Company that could reasonably be expected to result in a Material Adverse Effect.

Section 5.08. No Defaults. No default by the Company has occurred and is continuing in the payment of the principal of or premium, if any, or interest on any Debt which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing hereunder. No “default” or “event of default” under, and as defined in, any of the other Related Documents has occurred and is continuing. The Company is not presently in default under any material agreement to which it is a party which could reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any material term of the Organizational Documents applicable to the Company or any material term of any bond indenture or agreement to which it is a party or by which any of its Property is bound which could reasonably be expected to result in a Material Adverse Effect.

Section 5.09. Insurance. The Company currently maintains insurance coverage with insurance companies believed by the Company to be capable of performing their obligations under the respective insurance policies issued by such insurance companies to the Company or its Affiliates (as determined in its reasonable discretion) and in full compliance with Section 6.03 hereof.

Section 5.10. Title to Assets. The Company has good and marketable title to its assets except where the failure to have good and marketable title to any of its assets would not have a Material Adverse Effect.

Section 5.11. Correct Information. All information, reports and other papers and data with respect to the Company furnished in writing by the Company to the Bank were, at the time the same were so furnished (when taken together), correct in all material respects. The documents furnished and statements made in writing by the Company in connection with the negotiation, preparation or execution of this Agreement and the Related Documents to which the Company is a party do not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided that any financial, budget and other projections furnished by the Company to the Bank, the Company only represents that such materials were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of conditions existing at the time of delivery of such financial, budget or other projections, and represented, in the judgment of the Company, a reasonable, good faith estimate of the information purported to be set forth therein, it being understood that uncertainty is inherent in any projections and that no assurance can be given that the results set forth in the projections will actually be obtained and that actual results may vary, and such variations may be material.

Section 5.12. Investment Company. The Company is not an “investment company” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 5.13. Margin Stock. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds from any drawings under the Letter of Credit will be used to purchase or carry any such Margin Stock or extend credit to others for the purpose of purchasing or carrying any such Margin Stock.

Section 5.14. Usury. None of the Related Documents or the Bonds provide for any payments that would violate any applicable law regarding permissible maximum rates of interest.

Section 5.15. Pledged Bonds. The Bonds purchased pursuant to Article II will be transferred to or held for the benefit of the Bank free and clear of all liens, security interests or claims of any Person other than the Bank, except for consensual liens or other security interests as may be created by the Bank.

Section 5.16. Solvency. The Company is Solvent.

Section 5.17. Taxes. All material taxes, assessments, fees and other governmental charges (other than those presently payable without penalty or interest) upon the Company or upon any of its Property thereof, which are due and payable, have been paid and no material claims are being asserted with respect to any past due taxes, assessments, fees or other governmental charges against the Company, except, in each case, as are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with GAAP.

Section 5.18. OFAC. Neither the Company nor RECG, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative thereof, (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction. The Company has no knowledge of any event of circumstance that would result in proceeds from a draw under the Letter of Credit being applied in contravention of the Bond Indenture.

ARTICLE VI

COVENANTS

The Company covenants and agrees with the Bank that it will do the following, so long as any amounts may be drawn under the Letter of Credit, and thereafter, so long as any Obligations remain unpaid or unfulfilled under this Agreement, unless the Bank shall otherwise consent in writing:

Section 6.01. Existence, Etc. Except as permitted in Section 6.17, the Company (a) shall maintain its existence pursuant to its Organizational Documents and the laws of its applicable jurisdiction of formation, and (b) take all reasonable action to maintain all Permits necessary for the normal conduct of its business, the failure of which to maintain could not reasonably be expected to have a Material Adverse Effect.

Section 6.02. Compliance with Laws; Taxes and Assessments. The Company shall comply with all Laws applicable to it and its Property, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect, such compliance to include paying all taxes, assessments and governmental charges imposed upon it or its Property before the same become delinquent, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and reserves are provided therefor that in the opinion of the Company are adequate.

Section 6.03. Insurance. The Company shall either (a) through REGI, self-insure or (b) maintain insurance with reputable insurance companies or associations believed by the Company at the time of purchase of such insurance to be financially sound and in such amounts and covering such risks as are usually carried by organizations engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibles from coverage. The Company shall upon request of the Bank, but not more frequently than semi-annually, furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 6.03.

Section 6.04. Reports. The Company shall furnish, or cause to be furnished to the Bank, to the Bank in form and detail satisfactory to the Bank:

(a) Annual Report. As soon as available, and in any event within 120 days after the end of the Fiscal Year, (i) the annual, company-prepared, financial statements of the Company, certified by an Authorized Representative and (ii) the annual consolidated audited financial statements of REGI, together with the opinion of REGI’s independent accountants.

(b) Unaudited Quarterly Financials. As soon as available, and in any event within 45 days after each of the first three quarters of each Fiscal Year, the consolidated unaudited financial statements of the Company and REGI, including the balance sheet as of the end of such quarter and a statement of income and expenses, all in reasonable detail and certified, subject to year-end adjustment, by an Authorized Representative of such entities.

(c) Bond Trustee Notices. As soon as available all notices, certificates, instruments, letters and written commitments in connection with the Bonds provided to the Bond Trustee other than those notices, certificates, instruments, letters and written commitments that relate solely to the routine issuance and payment of the Bonds.

(d) Notices of Resignation of the Bond Trustee. As promptly as practicable, written notice to the Bank of any resignation of the Bond Trustee immediately upon receiving notice of the same.

(e) Notice of Event of Default. Promptly upon obtaining knowledge of any Event of Default, or notice thereof, and in any event within five (5) days thereafter, a certificate signed by an Authorized Representative specifying in reasonable detail the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

(f) Notice of Material Adverse Change. Promptly upon obtaining knowledge of any Material Adverse Effect, a certificate signed by an Authorized Representative specifying in reasonable detail the nature and period of existence and what action the Company has taken or proposes to take with respect thereto.

(g) Litigation. As promptly as practicable, written notice to the Bank of all actions, suits or proceedings pending against the Company before any arbitrator or before any court or governmental authority which could reasonably be expected to result in a Material Adverse Effect.

(h) Amendments. Promptly after the adoption thereof and to the extent the Bank is not required to receive the same, copies of any material amendments to the Remarketing Agreement, the Bond Indenture, the Bonds, the Loan Agreement or the Official Statement.

(i) Other Information. Such other information reasonably related to the Company’s compliance under this Agreement as the Bank may from time to time reasonably request.

Section 6.05. Maintenance of Books and Records. The Company shall keep proper books of record and account in which full, true and correct entries in accordance with GAAP. All financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements, except as otherwise specifically prescribed herein.

Section 6.06. Access to Books and Records. The Company shall permit any Person designated by the Bank (at the expense of the Bank, unless and until an Event of Default has occurred, at which time such expenses shall be borne by the Company) to visit any of the offices of the Company to examine the Company’s limited liability company books and financial and operating records (except books and financial and operating records the examination of which by the Bank is prohibited by Law, or by attorney or client privilege) and make copies thereof or extracts therefrom, and, when accompanied by an Authorized Representative, to discuss the affairs, finances and accounts of the Company with its principal officers, employees and independent public accountants, all at such reasonable times and during normal business hours but no more frequently than once each Fiscal Year, upon reasonable advance notice.

Section 6.07. Compliance With Documents. The Company shall perform and comply with each and every covenant and agreement required to be performed or observed by it in the Bond Indenture and each of the other Related Documents to which it is a party.

Section 6.08. No Impairment. The Company shall not take any action, or cause the Bond Trustee to take any action, under the Bond Indenture or any other Related Document which would materially adversely affect the rights, interests, remedies or security of the Bank under this Agreement or any other Related Document or which could reasonably be expected to result in a Material Adverse Effect.

Section 6.09. Application of Bond Proceeds. The Company shall not take or omit to take any action, which action or omission will in any way result in the proceeds from the remarketing of the Bonds being applied in a manner other than as provided in the Bond Indenture.

Section 6.10. Bond Trustee. The Company shall not without the prior written consent of the Bank (which consent shall not be unreasonably withheld) remove, or seek to remove, the Bond Trustee. The Company shall at all times maintain a Bond Trustee pursuant to the terms of the Bond Indenture that is acceptable to the Bank.

Section 6.11. Related Documents. The Company shall not modify, amend or consent to any modification, amendment or waiver of the Loan Agreement, the Bonds, the Bond Indenture or the Remarketing Agreement which would materially and adversely affect the Bank’s interests hereunder without the prior written consent of the Bank.

Section 6.12. Liens. The Company shall not create, incur or permit to exist any Lien of any kind on the Collateral, except Liens in favor of the Bank.

Section 6.13. Conversions and Redemptions. (a) The Company shall provide thirty (30) days written notice to the Bank prior to any Conversion Date.

(b) The Company shall provide thirty (30) days written notice to the Bank prior to the date of any proposed optional redemption or purchase in lieu of redemption of Bonds pursuant to Section 3.02 of the Bond Indenture.

Section 6.14. Disclosure to Participants. The Company shall permit the Bank to disclose the financial information received by it pursuant to this Agreement to each Participant of the Bank, pursuant to Section 8.07 of this Agreement, subject to confidentiality restrictions and use restrictions customary for financial institutions.

Section 6.15. Use of Bank’s Name. The Company shall not include any information concerning the Bank in any offering document for the Bonds that is not supplied in writing, or otherwise approved, by the Bank expressly for inclusion therein.

Section 6.16. Maintenance of Tax-Exempt Status of Bonds. The Company shall not take any action or omit to take any action which, if taken or omitted, would adversely affect the tax-exempt status of the Bonds.

Section 6.17. Fundamental Changes. The Company shall not merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, however, the Company may merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (i) so long as after giving effect to any such merger, dissolution, liquidation, consolidation or sale no Default or Event of Default shall have occurred and (ii) such merger, dissolution, liquidation, consolidation or sale could not reasonably be expected to have a Material Adverse Effect.

Section 6.18. No Changes in Fiscal Year. The Company shall not change its Fiscal Year from its present basis without providing the Bank with prior written notice thereof.

Section 6.19. Optional Redemption of Bonds. The Company shall not permit an optional redemption of the Bonds pursuant to Section 3.02 of the Bond Indenture unless the Company has deposited with the Bond Trustee cash in an amount equal to the principal amount of Bonds to be redeemed pursuant to Section 3.02 of the Bond Indenture or instructed the Bank to immediately apply the Cash Collateral to satisfy the Reimbursement Obligation arising in connection with any drawing under the Letter of Credit on the date of redemption.

Section 6.20. Remarketing Agent. (a) Subject to the rights of the Company to remove the Remarketing Agent in the accordance with the terms of the Remarketing Agreement, the Company shall enforce the terms of the Remarketing Agent against the Remarketing Agent.

(b) If the Remarketing Agent fails to remarket Bonds for thirty (30) consecutive days, the Company will replace the Remarketing Agent upon the written direction of the Bank, with a successor Remarketing Agent acceptable to the Bank.

(c) Any remarketing agreement entered into by the Company after the Closing Date and in relation to the Bonds shall provide that the remarketing agent will resign only upon providing thirty (30) days prior written notice to the Company.

Section 6.21. Cash Collateral. The Company shall maintain, or cause to be maintained, the Cash Collateral with the Bank at all times.

Section 6.22. Restriction on Defeasance of Bonds. The Company shall refrain from causing a defeasance of the Bonds pursuant to Section 8.02 of the Bond Indenture during any period in which the Bonds are bearing interest at an interest rate mode covered by the Letter of Credit.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01. Events of Default. The occurrence of any of the following events (whatever the reason for such event and whether voluntary, involuntary, or effected by operation of Law) shall be an “Event of Default” hereunder, unless waived in writing by the Bank:

(a) the Company shall fail to pay the principal of or interest on any Reimbursement Obligation or Pledged Bond when due (whether by scheduled maturity, required prepayment, redemption or otherwise);

(b) the Company shall fail to pay any Obligation (other than the obligation to pay the principal of or interest on any Reimbursement Obligation or Pledged Bond) when due and such failure shall continue for three (3) Business Days;

(c) any representation or warranty made by or on behalf of the Company in this Agreement or in any other Related Document or in any certificate or statement delivered hereunder or thereunder shall be incorrect or untrue in any material respect when made or deemed to have been made or delivered;

(d) the Company shall default in the due performance or observance of any of the covenants set forth in Section 6.01, 6.04(e), 6.08, 6.09, 6.10, 6.11, 6.16, 6.17 or 6.21 hereof; or

(e) the Company shall default in the due performance or observance of any other term, covenant or agreement contained in this Agreement or any other Related Document and such default shall remain unremedied for a period of thirty (30) days after the occurrence thereof;

(f) the Company shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) become insolvent or shall not pay, or be unable to pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.01(g) of this Agreement;

(g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any substantial part of its Property, or a proceeding described in Section 7.01(f)(v) shall be instituted against the Company and such proceeding continues undischarged or any such proceeding continues undismissed or unstayed for a period of sixty (60) or more days;

(h) any material provision of any of the Related Documents shall cease to be valid and binding, or the Company shall contest any such provision or the Company or any agent or trustee on behalf of the Company shall deny that it has any or further liability under any of the Related Documents; or

(i) any “event of default” under any Related Document (as defined respectively therein) shall have occurred.

Section 7.02. Remedies. Upon the occurrence and during the continuance of any Event of Default hereunder, the Bank, shall, with notice thereof to the Bond Trustee, exercise any one or more of the following rights and remedies, in addition to any other remedies herein or by law provided:

(a) by notice to the Company, declare all Obligations to be, and such amounts shall thereupon become, immediately and automatically due and payable without further presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that upon the occurrence of an Event of Default under Section 7.01(f) or 7.01(g) hereof such acceleration shall automatically occur (unless such automatic acceleration is waived by the Bank in writing);

(b) give written notice of the occurrence of an Event of Default to the Bond Trustee, directing the Bond Trustee to cause an acceleration of the Bonds, thereby causing the Letter of Credit to expire 15 days thereafter (or if such day is not a Business Day, on the next succeeding Business Day) ;

(c) direct the Bond Trustee to exercise its rights under the Bond Indenture and the Related Documents;

(d) immediately apply the Cash Collateral to repay the Obligations;

(e) pursue any other action available at law or in equity;

provided, however, that the failure of the Bank to give notice of the exercise of any such right or remedy shall not affect the validity or enforceability thereof.

The Company agrees to pay to the Bank, all expenses incurred or paid by the Bank, including reasonable attorneys’ fees and court costs, in connection with any default by the Company hereunder or in connection with the enforcement of any of the terms hereof.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Related Document, and no consent to any departure by the Company therefrom, shall be effective unless in writing signed by the Bank and the Company and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the case of any such waiver or consent relating to any provision hereof, any Default or Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Default or Event of Default or impair any right consequent thereto.

Section 8.02. Notices; Effectiveness; Electronic Communication. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, if to the Company, the Bond Trustee or the Bank, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule I. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission or e-mail transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (c).

(b) Notices and other communications to the Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Bank. The Bank or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it provided that the approval of such procedures may be limited to particular notices or communications.

(c) Unless the Bank otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Each of the Company, the Bond Trustee and the Bank may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(e) The Bank shall be entitled to rely and act upon any notices (including telephonic or electronic notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Bank may be recorded by the Bank, and each of the parties hereto hereby consents to such recording.

Section 8.03. No Waiver; Cumulative Remedies. No failure by the Bank to exercise, and no delay by the Bank in exercising, any right, remedy, power or privilege hereunder or under any other Related Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Related Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 8.04. Costs and Expenses; Damage Waiver. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Bank (including the reasonable fees, charges and disbursements of counsel for the Bank), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Related Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Bank in connection with the issuance, amendment, renewal or extension of its Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Bank (including the reasonable fees, charges and disbursements of any counsel for the Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Related Documents, including its rights under this Section, or (B) in connection with the Liquidity Advances made or the Letter of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Liquidity Advances or the Letter of Credit.

(b) Indemnification by the Company. The Company shall indemnify the Bank (and any sub-agent thereof) and each Related Party of the Bank (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Related Document, the Official Statement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Bank (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Related Documents (including in respect of any matters addressed in Section 3.01), (ii) any Liquidity Advance or the Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Bank to honor a demand for payment under its Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any Environmental Liability related in any way to the Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Related Document, the Official Statement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Liquidity Advance or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Related Documents, the Official Statement or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d) No Liability of the Bank. The Company agrees that the Bank shall have no liability or responsibility for the acts or omissions of the Bond Trustee or the Remarketing Agent in respect of the use of this Agreement or any Liquidity Drawings funded by the Bank under the Letter of Credit. The Bank shall have no responsibility for, nor incur any liability in respect of, any act, or any failure to act, by the Bond Trustee or the Remarketing Agent which results in the failure of the Bond Trustee to effect a Liquidity Drawing to or to comply with the applicable provisions of the Bond Indenture or any other Related Document. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Bond Trustee, any agent of the Bond Trustee and any transferee beneficiary in connection therewith; (b) the validity or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; except only that the Company shall have a claim against the Bank and the Bank shall be liable to the Company to the extent of any direct, as distinguished from consequential or punitive (the right to receive consequential or punitive damages being hereby waived), damages suffered by the Company when the Company proves such were caused by the Bank’s gross negligence or willful failure to make payment under the Letter of Credit in accordance with its terms as determined by a court of competent jurisdiction in a final, non-appealable judgment thereof. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. The Bank is hereby expressly authorized and directed to honor any demand for payment which is made under the Letter of Credit without regard to, and without any duty on its part to inquire into the existence of, any disputes or controversies between or among the Company, the Bond Trustee, any transferee beneficiary of the Letter of Credit or any other Person or the respective rights, duties or liabilities of any of them, or whether any facts or occurrences represented in any of the documents presented under the Letter of Credit are true and correct.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the termination of this Agreement, the cancellation of the Letter of Credit and the repayment, satisfaction or discharge of all the other Obligations.

Section 8.05. Obligations Absolute. The payment obligations of the Company under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

(i) any lack of validity or enforceability of the Letter of Credit or any of the other Related Documents;

(ii) any amendment or waiver of or any consent to departure from all or any of the Related Documents (unless consented to in writing by the Bank);

(iii) the existence of any claim, set-off, defense (other than the defense of payment) or other right which the Company may have at any time against the Bond Trustee or any other beneficiary, or any transferee, of the Letter of Credit (or any persons or entities for whom the Bond Trustee, any such beneficiary or any such transferee may be acting), the Bank, or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or any unrelated transaction;

(iv) any draft, demand, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

(v) payment by the Bank under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit.

Section 8.06. Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Bank, or the Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 8.07. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of the Bank) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Participations. The Bank may at any time, without the consent of, or notice to, the Company, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates) (each, a “Participant”) in all or a portion of the Bank’s rights and/or obligations under this Agreement; provided that (i) the Bank’s obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible to the Company for the performance of its obligations and (iii) the Company shall continue to deal solely and directly with the Bank in connection with the Bank’s rights and obligations under this Agreement. Notwithstanding the foregoing, the Company’s prior written consent shall be required prior to the sale of a participation to a Person that is a foreign lender whose lending office for its taxation and governing law purposes is located outside of the United States; provided, however, the Company shall be deemed to have consented to any such participation unless it shall object thereto by written notice to the Bank within five (5) Business Days after receiving notice thereof.

Any agreement or instrument pursuant to which the Bank sells such a participation shall provide that the Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.02 to the same extent as if it were the Bank hereunder.

(c) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.02 than the Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. The Company’s consent to the sale of a participation to a Participant that is not located in the United States may be conditioned on revisions to Sections 3.01 and 3.02 hereof to account for the involvement of such foreign Participant.

(d) Certain Pledges. The Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the Related Documents to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party hereto.

Section 8.08. Treatment of Certain Information; Confidentiality. Each of the Company and the Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case the Bank agrees to the extent not prohibited by applicable law, rule, regulation or order to inform the Company promptly of the disclosure thereof, except with respect to any audit or examination conducted by bank accountants or any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, , in which case the Bank agrees to the extent not prohibited by applicable law, rule, regulation or order to inform the Borrower promptly of the disclosure thereof, (d) in connection with the exercise of any remedies hereunder or under any other Related Document or any action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to any Participant in any of its rights and obligations under this Agreement, (f) on a confidential basis to (i) any rating agency in connection with rating the Company or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Bank or any of its Affiliates on a nonconfidential basis from a source other than the Company. For purposes of this Section, “Information” means all information received from the Company relating to the Company, its Affiliates or any of their respective businesses, other than any such information that is available to the Bank on a nonconfidential basis prior to disclosure by the Company, provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 8.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Bank and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Bank or any such Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Related Document to the Bank or its Affiliates, irrespective of whether or not the Bank or its Affiliates shall have made any demand under this Agreement or any other Related Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch, office or Affiliate of the Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Bank and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Bank or its Affiliates may have. The Bank agrees to notify the Company promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 8.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Related Documents to which the Bank and the Company are a party constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Bank and when the Bank shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Related Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Section 8.11. Survival of Representations and Warranties. All representations and warranties of the Company made hereunder and in any other Related Document to which the Bank is a party or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Bank, regardless of any investigation made by the Bank or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default at the time of any issuance of the Letter of Credit, or the making of any Liquidity Advance hereunder, and shall continue in full force and effect as long as any Liquidity Advance or any other Obligation hereunder shall remain unpaid or unsatisfied or the Letter of Credit shall remain outstanding.

Section 8.12. Severability. If any provision of this Agreement or the other Related Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Related Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.13. Governing Law; Jurisdiction; Etc. (a) THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS TO WHICH THE COMPANY AND THE BANK ARE A PARTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT (EXCEPT, AS TO ANY OTHER RELATED DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Submission to Jurisdiction. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE BANK OR ANY RELATED PARTY OF THE BANK IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH THE BANK AND THE COMPANY ARE A PARTY OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER RELATED DOCUMENT SHALL AFFECT ANY RIGHT THAT THE BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Waiver of Venue. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH THE BANK AND THE COMPANY ARE A PARTY IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 8.14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH THE BANK AND THE COMPANY ARE A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

Section 8.15. No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Related Document to which the Company and the Bank are a party), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the services regarding this Agreement provided by the Bank and any Affiliate thereof are arm’s-length commercial transactions between the Company, on the one hand, and the Bank and its Affiliates, on the other hand, (ii) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Related Documents; (b) (i) the Bank and its Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Company or any other Person and (ii) neither the Bank nor any of its Affiliates has any obligation to the Company with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Related Documents; and (c) the Bank and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and neither the Bank nor any of its Affiliates has any obligation to disclose any of such interests to the Company. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Bank or any of its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

Section 8.16. Electronic Execution of Certain Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Related Document (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Bank, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8.17. USA Patriot Act. The Bank is subject to the Patriot Act and hereby notifies the Company that pursuant to the requirements of the Patriot Act, it is required to obtain,

verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Bank to identify the Company in accordance with the Patriot Act. The Company shall, promptly following a request by the Bank, provide all documentation and other information that the Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 8.18. Time of the Essence. Time is of the essence of the Related Documents.

Section 8.19. Further Assurances. From time to time upon the request of either party hereto, the other shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as the requesting party may in its reasonable discretion deem necessary or desirable to confirm this Agreement and to carry out the purpose and intent hereof or to enable the requesting party to enforce any of its rights hereunder. At any time, and from time to time, upon request by the Bank, the Company will, at the Company’s expense, correct any defect, error or omission which may be discovered in the form or content of this Agreement. In addition, at any time, and from time to time, upon request by the Bank, the Company will, at the Company’s expense, provide any and all further instruments, certificates and other documents as may, in the opinion of the Bank, be necessary or desirable in order to verify the Company’s identity and background in a manner satisfactory to the Bank, as the case may be.

Section 8.20. No Third-Party Rights. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, which is intended for the sole and exclusive benefit of the parties hereto.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Closing Date.

REG GEISMAR, LLC,

a Delaware limited liability company

By
Name:
Title:

BANK OF AMERICA, N.A.

By
Name:
Title:

SCHEDULE 8.02

Bank:

Bank of America, N.A.

317 6th Avenue, Suite 200

Des Moines, Iowa 50309

Attention:	Daniel J. Ricke
Telephone:	(515) 235-7210
Facsimile:	(515) 235-7079

and, with respect to the Letter of Credit:

Bank of America, N.A.

Trade Operations

1 Fleet Way

PA6-580-02-305

Scranton, Pennsylvania 18507

Attention:	Standby Letter of Credit Dept.
Telephone	1 (800) 370-7519, Option 1
Facsimile:	1 (800) 755-8743

If to the Company, to	REG Geismar, LLC
416 South Bell Avenue
Ames, Iowa 50010-0888
Telephone: (515) 239-8069
Telecopy: (515) 239-8039
Attention: Chief Financial Officer

With a copy to:	REG Geismar, LLC
416 South Bell Avenue
Ames, Iowa 50010-0888
Telephone: (515) 239-8000
Telecopy: (515) 239-8029
Attention: Treasurer

APPENDIX I

FORM OF

IRREVOCABLE LETTER OF CREDIT

BANK OF AMERICA, N.A.

1 FLEET WAY

PA6-580-02-305

SCRANTON, PENNSYLVANIA 18507

July 8, 2014

IRREVOCABLE LETTER OF CREDIT NO. 68104173

The Bank of New York Mellon Trust Company, N.A., as Trustee

601 Travis Street, 16th Floor

Houston, Texas 77002

Attn: Kathlyn Shen

At the request and on the instructions of our customer, REG Geismar, LLC, a Delaware limited liability company formerly known as Dynamic Fuels, LLC (the “Company”), to secure the obligations of the Company with respect to the Bonds (as hereinafter defined), Bank of America, N.A., (the “Bank”) hereby establishes in your favor, as Trustee under the Indenture of Trust (the “Trustee”), dated as of October 1, 2008 (the “Indenture”) between the Louisiana Public Facilities Authority (the “Issuer”) and you pursuant to which $100,000,000 in aggregate principal amount of the Issuer’s Revenue Bonds (Dynamic Fuels, LLC Project) Series 2008 (the “Bonds”) have been issued, this Irrevocable Letter of Credit in the initial amount of $101,315,069 (hereinafter, as reduced from time to time in accordance with the provisions hereof, the “Stated Amount”) of which (i) an amount not exceeding $100,000,000 (as reduced from time to time in accordance with the terms hereof, the “Principal Component”), may be drawn upon with respect to payment of the unpaid principal amount or the portion of Purchase Price corresponding to principal of the Bonds, and (ii) an amount not exceeding $1,315,069 (as reduced from time to time in accordance with the terms hereof, the “Interest Component”) may be drawn upon with respect to payment of interest accrued or the portion of Purchase Price corresponding to interest accrued on the Bonds on or prior to their stated maturity date, effective immediately and expiring on July 8, 2015, unless terminated earlier in accordance with the provisions hereof or unless otherwise extended (in each case, the “Stated Expiration Date”). All drawings under this Letter of Credit will be paid with our own funds.

Funds under this Letter of Credit will be made available to you against receipt by us of the following items at the time required below: (a) if the drawing is being made with respect to the payment of the portion of the Purchase Price of Bonds delivered to the Trustee pursuant to Section 4.01 or 4.02 of the Indenture corresponding to the principal thereof (an “A Drawing”), receipt by us of your written certificate in the form of Exhibit A attached hereto appropriately completed and signed by an Authorized Officer; (b) if the drawing is being made with respect to the payment of principal of the Bonds (a “B Drawing”), receipt by us of your written certificate in the form of Exhibit B attached hereto appropriately completed and signed by an Authorized Officer; and (c) if the drawing is being made with respect to the payment of interest, or the portion of Purchase Price corresponding to interest, on the Bonds (a “C Drawing”), receipt by us of your written certificate in the form of Exhibit C attached hereto appropriately completed and signed by an Authorized Officer. Presentation of such certificate(s) shall be made by facsimile to Bank of America, N.A., Scranton, at facsimile number (800) 755-8743, Attention: Standby Letter of Credit Department, without further need of documentation, including the original of this Letter of Credit, it being understood that each Payment Document so submitted is to be the sole operative instrument of drawing. You shall use your best efforts to give telephonic notice of a drawing to the Bank at its Standby Letter of Credit Department, at (800) 370-7519, OPT 1, on the Business Day preceding the day of such drawing (but such notice shall not be a condition to drawing hereunder and you shall have no liability for not doing so). “Business Day” means any day other than (a) a Saturday or Sunday, (b) a day on which the Trustee or the Bank is required or permitted by law to close and (c) a day on which the New York Stock Exchange is closed.

If a drawing is made by you hereunder at or prior to 12:30 P.M., New York City time, on a Business Day, and provided that the requirements set forth above have been strictly satisfied and that such drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you, of the amount specified in immediately available funds, (i) with respect to a C Drawing to pay interest on the Bonds which has accrued and is due and payable on a stated interest payment date, not later than 2:30 P.M., New York City time, on the next following Business Day or not later than 2:30 P.M., New York City time, on such later Business Day you may specify, or (ii) with respect to any other drawing, not later than 2:30 P.M., New York City time, on the same Business Day or not later than 2:30 P.M., New York City time, on such later Business Day as you may specify. Drawings received after 12:30 P.M., New York City time, on a Business Day will be considered as presented at or prior to 12:30 P.M., New York City time, on the following Business Day. If requested by you, payment under this Letter of Credit will be made by wire transfer to you in immediately available funds or by deposit into a designated account that you maintain with us in accordance with your instructions. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are entitled to do so.

Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount, as the Stated Amount may have been reinstated by us as provided in the next paragraph. Subject to the preceding sentence, each “A Drawing” and each “B Drawing” honored by the Bank hereunder shall pro tanto reduce the Principal Component, and each “C Drawing” honored by the Bank hereunder shall pro tanto reduce the Interest Component; any such reduction shall result in a corresponding reduction in the Stated Amount, it being understood that after the effectiveness of any such reduction you shall no longer have any right to make a drawing hereunder in respect of the amount of such principal and/or interest on the Bonds or the payment of Purchase Price corresponding thereto.

After payment by us of an A Drawing, in the event of the remarketing of Pledged Bonds (or portions thereof) previously purchased with the proceeds of an A Drawing, our obligation to honor drawings hereunder shall be automatically reinstated concurrently upon receipt by the Bank of an amount equal to the Purchase Price of such Pledged Bonds (or portion thereof) plus accrued interest thereon as specified in a certificate in the form of Exhibit E hereto. In addition, (a) the Interest Component shall be reinstated automatically and immediately upon the honoring of a “C Drawing” by the amount of such drawing and (b) upon the remarketing of the Pledged Bonds, the Interest Component shall be reinstated automatically and immediately upon the Bank’s receipt of a certificate in the form of Exhibit E hereto by the amount referenced in paragraph 3 of such certificate as representing interest; provided, however, that in no event shall the Interest Component be reinstated to an amount in excess of 40 days’ interest (such amount computed as set forth in the second succeeding paragraph) on the then applicable Principal Component.

Only you or your successor as Trustee may make a drawing under this Letter of Credit. Upon the payment to you or to your account of the amount demanded hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such demand for payment and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment to you or any other person who may have made to you or makes to you a demand for payment of principal of, Purchase Price of, or interest on, any Bond. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

This Letter of Credit applies only to the payment of principal or the portion of Purchase Price of the Bonds corresponding to principal, and up to 40 days’ interest accruing on the Bonds (computed at a rate of 12% per annum on the basis of actual days elapsed in a 365-day year). Drawings under this Letter of Credit shall apply only to the payment of principal, or the Purchase Price corresponding to principal, and accrued interest on Bonds which are accruing interest at the Daily Rate or Weekly Rate under the Indenture.

Upon the earliest of (a) the honoring by us of the final drawing available to be made hereunder, (b) our receipt of a certificate signed by an Authorized Officer of the Trustee stating that the conditions precedent to the acceptance of a Substitute Credit Facility (as defined in the Indenture) have been satisfied and that the Trustee has accepted the Substitute Credit Facility, and setting forth the effective date of said Substitute Credit Facility, (c) our receipt of a certificate signed by an Authorized Officer of the Trustee stating that no Bonds remain outstanding, (d) 2 Business Days following the first day of the first Commercial Paper Period or the first Long Term Period under the Indenture (each a “Tender Conversion Date”), the occurrence of which Tender Conversion Date is certified to us in a certificate signed by an Authorized Officer of the Trustee, (e) 15 days (or if such day is not a Business Day, on the next succeeding Business Day) following receipt by the Trustee of a written notice from the Bank of the occurrence of an event of default under the Reimbursement Agreement dated as of July 8, 2014, between the Company and the Bank, and (f) the Stated Expiration Date, this Letter of Credit shall automatically terminate; provided, however, that in connection with the termination event described in clause (b), above, this Letter of Credit shall automatically terminate on the second Business Day following the effective date of the Substitute Credit Facility and the honoring by us of the related drawing hereunder pertaining to the payment of the Purchase Price of the Bonds tendered for purchase on the Mandatory Purchase Date corresponding to the delivery of the Substitute Credit Facility.

Except for communications given by facsimile as permitted herein (including telephonic confirmations of facsimile communications), communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at Bank of America, N.A., Mail Code: PA6-580-02-30, 1 Fleet Way, Scranton, Pennsylvania 18507, Attention: Standby Letter of Credit Department, specifically referring thereon to this Letter of Credit by number.

This Letter of Credit is transferable to any transferee who has succeeded you as Trustee under the Indenture, and may be successively transferred. Any transfer request must be affected by presenting to us the attached form of Exhibit D signed by the transferor and the transferee together with the original Letter of Credit. Transfers to designated foreign nationals and /or specially designated nationals are not permitted as being contrary to the U.S. Treasury Department or Foreign Assets Control Regulations. Upon our endorsement of such transfer, the transferee instead of the transferor shall, without necessity of further action, be entitled to all the benefits of and rights under this Letter of Credit in the transferor’s place; provided that, in such case, any certificates of the Trustee to be provided hereunder shall be signed by one who states therein that he is a duly authorized officer of the transferee.

As used herein, “Authorized Officer” shall mean any person signing as one of your Vice Presidents, Assistant Vice Presidents, Trust Officers or Assistant Trust Officers.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the certificate(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s).

This credit is issued subject to the International Standby Practices 1998 (“ISP98”). This Letter of Credit shall be deemed to be issued under the laws of the State of New York and shall, as to matters not governed by ISP98, be governed by and construed in accordance with Article 5 of the Uniform Commercial Code of the State of New York, without regard to conflict of laws.

Very truly yours,

BANK OF AMERICA, N.A.

By:
Name:
Title:

EXHIBIT A

CERTIFICATE FOR “A DRAWING”

[Date]

Bank of America, N.A.

1 Fleet Way

PA6-580-02-30

Scranton, Pennsylvania

Facsimile No. (800) 755-8743

Attention: Standby Letter of Credit Department

Re:	Irrevocable Letter of Credit No. 68104173

The undersigned, a duly authorized officer of The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), hereby certifies to Bank of America, N.A. (the “Bank”) that:

(a) The undersigned is the Trustee under the Indenture for the holders of the Bonds. The Bonds currently accrue interest at either the Daily Rate or the Weekly Rate under the Indenture.

(b) The undersigned, in its capacity as Trustee, is making a drawing under the above-referenced Letter of Credit in the amount of $            with respect to payment of the portion of the purchase price of Bonds corresponding to the principal amount thereof, which Bonds are to be purchased pursuant to Section [4.01 or 4.02] of the Indenture.

(c) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of the Principal Component thereof.

(d) The amount demanded hereby does not include any amount in respect of the purchase of any Pledged Bonds.

(e) Upon receipt by the undersigned of the amount demanded hereby, (i) the undersigned will apply the same directly to the payment when due of the principal amount owing on account of the purchase of Bonds pursuant to the Indenture and, upon receipt of written request by the Bank, will cause the Trustee to deliver promptly to the Bank Pledged Bonds in an aggregate principal amount equal to the amount demanded hereby, (ii) no portion of said amount shall be applied by the undersigned for any other purpose and (iii) no portion of said amount shall be commingled with other funds held by the undersigned.

Any capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Indenture of Trust, dated as of October 1, 2008, between the Issuer and the undersigned, as Trustee.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the             day of             ,             .

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Title:

EXHIBIT B

CERTIFICATE FOR “B DRAWING”

[Date]

Bank of America, N.A.

1 Fleet Way

PA6-580-02-30

Scranton, Pennsylvania

Facsimile No. (800) 755-8743

Attention: Standby Letter of Credit Department

Re:	Irrevocable Letter of Credit No. 68104173

The undersigned, a duly authorized officer of The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), hereby certifies to Bank of America, N.A. (the “Bank”) that:

(a) The undersigned is the Trustee under the Indenture for the holders of the Bonds. The Bonds currently accrue interest at either the Daily Rate of the Weekly Rate under the Indenture.

(b) The undersigned, in its capacity as Trustee, is making a drawing under the above-referenced Letter of Credit in the amount of $            with respect to the payment of principal of the Bonds, which amount has, or will, on the Business Day immediately following the date hereof, become due and payable pursuant to the Indenture, upon maturity or as a result of acceleration or redemption of the Bonds.

(c) The amount demanded hereby does not include any amount in respect of the principal amount of any Pledged Bonds.

(d) The amount demanded hereby, together with the aggregate of all prior payments made pursuant to “B Drawings” under the above-referenced Letter of Credit, does not exceed the Principal Component.

(e) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of the principal of the Bonds.

(f) Upon receipt by the undersigned of the amount demanded hereby, (1) the undersigned will apply the same directly to the payment when due of the principal amount owing on account of the Bonds pursuant to the Indenture, (ii) no portion of said amount shall be applied by the undersigned for any other purpose and (iii) no portion of said amount shall be commingled with other funds held by the undersigned.

Any capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Indenture of Trust, dated as of October 1, 2008, between the Issuer and the undersigned, as Trustee.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the             day of             ,             .

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Title:

EXHIBIT C

CERTIFICATE FOR “C DRAWING”

[Date]

Bank of America, N.A.

1 Fleet Way

PA6-580-02-30

Scranton, Pennsylvania

Facsimile No. (800) 755-8743

Attention: Standby Letter of Credit Department

Re:	Irrevocable Letter of Credit No. 68104173

The undersigned, a duly authorized officer of The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), hereby certifies to Bank of America, N.A. (the “Bank”) that:

(a) The undersigned is the Trustee under the Indenture for the holders of the Bonds. The Bonds currently accrue interest at either the Daily Rate or the Weekly Rate under the Indenture.

(b) The undersigned, in its capacity as Trustee, is making a drawing under the above-referenced Letter of Credit in the amount of $            with respect to payment of [accrued interest on the portion of the purchase price of $            in principal amount of the Bonds, which Bonds are to be purchased pursuant to Section [4.01 or 4.02] of the Indenture] [interest on the Bonds, which amount has accrued and become due and payable pursuant to the Indenture, [upon a stated interest payment date][upon maturity] [as a result of acceleration][as a result of redemption of the Bonds].

(c) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of interest on the Bonds.

(d) The amount demanded hereby does not include any amount in respect of the interest on any Pledged Bonds.

(e) Upon receipt by the undersigned of the amount demanded hereby, (i) the undersigned will apply the same directly to the payment when due of the [interest owing on account of the Bonds pursuant to the Indenture] [portion of the Purchase Price of Bonds pursuant to Section [4.01 or 4.02] of the Indenture corresponding to accrued interest thereon], (ii) no portion of said amount shall be applied by the undersigned for any other purpose and (iii) no portion of said amount shall be commingled with other funds held by the undersigned.

Any capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Indenture of Trust, dated as of October 1, 2008, between the Issuer and the undersigned, as Trustee.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the             day of             ,             .

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Title:

EXHIBIT D

REQUEST FOR TRANSFER

Bank of America, N.A.         Date:

1 Fleet Way

PA6-580-02-30

Scranton, Pennsylvania

Facsimile No. (800) 755-8743

Attn: Standby Letter of Credit Department

Re:	Bank of America, N.A. Irrevocable Standby Letter of Credit No. 68104173 dated July 8, 2014

We, the undersigned “Transferor”, hereby irrevocably transfer all of our rights to draw under the above referenced Letter of Credit (“Credit”) in its entirety to:

NAME OF TRANSFEREE
(Print Name and complete address of the Transferee) “Transferee”

ADDRESS OF TRANSFEREE

CITY, STATE/COUNTRY ZIP

In accordance with ISP98, Rule 6, regarding transfer of drawing rights, all rights of the undersigned Transferor in such Credit are transferred to the Transferee, who shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the undersigned Transferor.

The original Credit, including amendments to this date, is attached and the undersigned Transferor requests that you endorse the transfer on the reverse thereof. The undersigned Transferor requests that you notify the Transferee of this transfer in such form and manner as you deem appropriate. The undersigned Transferor acknowledges that you incur no obligation hereunder and that the transfer shall not be effective until you have expressly consented to effect the transfer by notice to the Transferee.

Payment of transfer fee of U.S. $            is for the account of the Applicant who agrees to pay you on demand any expense or cost you may incur in connection with the transfer. Receipt of such shall not constitute consent by you to effect the transfer.

Transferor represents and warrants to Transferring Bank that (i) our execution, delivery, and performance of this request to Transfer (a) are within our powers (b) have been duly authorized (c) constitute our legal, valid, binding and enforceable obligation (d) do not contravene any charter provision, by-law, resolution, contract, or other undertaking binding on or affecting us or any of our properties (e) do not require any notice, filing or other action to, with, or by any governmental authority (f) the enclosed Credit is original and complete, (g) there is no outstanding demand or request for payment or transfer under the Credit affecting the rights to be transferred, (h) the Transferee’s name and address are correct and complete and the Transferee’s use of the Credit as transferred and the transactions underlying the Credit and the requested Transfer do not violate any applicable United States or other law, rule or regulation.

The Effective Date shall be the date hereafter on which Transferring Bank effects the requested transfer by giving notice thereof to Transferee.

This Request is made subject to ISP98 and is subject to and shall be governed by the laws of the State of New York, without regard to principles of conflict of laws.

Sincerely yours,

(Print Name of Transferor)

(Transferor’s Authorized Signature)

(Print Authorized Signers Name and Title)

(Telephone Number/Fax Number)

Acknowledged:

(Print Name of Transferee)

(Transferee’s Authorized Signature)

(Print Authorized Signers Name and Title)

(Telephone Number/Fax Number)

EXHIBIT E

REINSTATEMENT CERTIFICATE

Bank of America, N.A.

1 Fleet Way

PA6-580-02-30

Scranton, Pennsylvania

Facsimile No. (800) 755-8743

Attn: Standby Letter of Credit Department

The undersigned hereby certifies to Bank of America, N.A. (the “Bank”), with reference to Irrevocable Letter of Credit No. 68104173 dated July 8, 2014 (the “Letter of Credit”) issued by the Bank in favor of the Trustee, that:

1. The undersigned is the Trustee under the Indenture.

2. The Trustee has previously made an A Drawing and/or C Drawing under the Letter of Credit on             in the amount of U.S. $            (representing U.S. $            of principal and U.S. $            of interest) with respect to the Purchase Price of Bonds which are now held as Pledged Bonds under the Indenture.

3. The proceeds from the sale of remarketed Pledged Bonds originally purchased with the proceeds of the above described A Drawing and/or C Drawing in the amount of U.S. $            (representing U.S. $            of principal and U.S. $            of interest) have been paid to the Bank prior to or concurrently with the delivery of this Reinstatement Certificate.

4. In accordance with the terms of the Letter of Credit, the amount available under the Letter of Credit shall be automatically reinstated in the amount referenced in paragraph 3 above, all in accordance with the terms of the Letter of Credit and this notice.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate this             day of             ,             .

Very truly yours,

The Bank of New York Mellon Trust Company, NA., as Trustee

By:
Title: